VARIABLE ANNUITY ENERGY SERVICES FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS 99.5%

REPURCHASE AGREEMENTS

0.8%

Schlumberger Ltd.

85,342

$

7,424,754

Collateralized by U.S. Treasury

Transocean, Inc.*†

35,868

4,849,354

Obligations

Halliburton Co.†

116,191

4,569,792

Lehman Brothers Holdings,

Tenaris SA — SP ADR†

90,950

4,533,858

Inc. issued 03/31/08 at 1.15%

Weatherford International Ltd.*

52,228

3,784,963

due 04/01/08

$

618,694

$

618,694

Baker Hughes, Inc.†

47,396

3,246,626

National-Oilwell Varco, Inc.*†

53,145

3,102,605

Total Repurchase Agreements

Diamond Offshore Drilling,

(Cost $618,694)

618,694

Inc.†

24,858

2,893,471

SECURITIES LENDING COLLATERAL 35.8%

Noble Corp.†

53,764

2,670,458

Investment in Securities Lending Short

Smith International, Inc.

40,854

2,624,052

Term

Nabors Industries Ltd.*

74,748

2,524,240

Investment Portfolio Held

ENSCO International, Inc.†

38,345

2,401,164

by U.S. Bank

27,629,250

27,629,250

BJ Services Co.†

82,889

2,363,165

Total Securities Lending Collateral

Cameron International Corp.*†

49,724

2,070,507

(Cost $27,629,250)

27,629,250

FMC Technologies, Inc.*†

34,860

1,983,185

Pride International, Inc.*†

51,884

1,813,346

Total Investments 136.1%

Helmerich & Payne, Inc.†

38,002

1,781,154

(Cost $76,335,276)

$

105,137,849

Grant Prideco, Inc.*

35,739

1,759,074

Liabilities in Excess of Other

Patterson-UTI Energy, Inc.†

64,686

1,693,479

Assets – (36.1)%

$

(27,862,031)

Rowan Cos., Inc.†

40,504

1,667,955

Exterran Holdings, Inc.*†

21,348

1,377,800

Net Assets – 100.0%

$

77,275,818

Oceaneering International, Inc.*

20,630

1,299,690

*

Non-Income Producing Security.

Tidewater, Inc.†

23,579

1,299,439

All or a portion of this security is on loan at March 31,

Unit Corp.*†

22,844

1,294,113

†

2008

Superior Energy Services*†

31,798

1,259,837

Atwood Oceanics, Inc.*†

13,681

1,254,821

Oil States International, Inc.*†

27,387

1,227,211

W-H Energy Services, Inc.*†

17,628

1,213,688

Hercules Offshore*†

44,316

1,113,218

Helix Energy Solutions Group,

Inc.*

35,204

1,108,926

Dresser-Rand Group, Inc.*

34,974

1,075,451

SEACOR Holdings, Inc.*†

11,657

995,042

Dril-Quip, Inc.*†

19,709

915,877

Global Industries Ltd.*

54,838

882,343

Bristow Group, Inc.*†

15,190

815,247

Total Common Stocks

(Cost $48,087,332)

76,889,905